1128916v.3

                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC   20549

                            SCHEDULE 14A
                           (Rule 14a-101)

                      SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of 1934

Filed by the Registrant               X

Filed  by  a  party other  than  the
Registrant

Check the appropriate box:
  Preliminary proxy statement               Confidential  For   Use
                                            of    the    Commission
                                            Only, (as permitted,
                                            by Rule 14a-6(e)(2))

  Confidential,  for use  of  Commission
  only (as permitted by Rule 14a-6(e)(2)).

X Definitive proxy statement

  Definitive additional materials

  Soliciting material pursuant to
  240.14a-11(c)or 240.14a-12

                      LIFETIME HOAN CORPORATION
          (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the
                             Registrant)

Payment of filing fee (Check the appropriate box):
X No fee required.

  Fee  computed on table below per Exchange Act Rules 14a-6  (i)
  (1) and 0-11.

(1) Title   of  each  class  of  securities  to  which  transaction
    applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

  Fee paid previously with preliminary materials:

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11
  (a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:

_______________________________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.



                   LIFETIME HOAN CORPORATION
                       One Merrick Avenue
                   Westbury, New York  11590


           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                   To be held on June 8, 2004


      Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Hoan Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, One Merrick Avenue, Westbury, New York 11590 on Tuesday June 8, 2004, at 10:30 a.m., local time, for the following purposes:

               (1)  To elect a board of nine directors to
               serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

               (2)  To approve and ratify the appointment
		   of Ernst & Young LLP as the independent accountants of the Company;

               (3)  To transact such other business as may
		   properly come before the  meeting,  or any
               adjournment(s) or postponement(s) thereof.

      Stockholders of record at the close of business on April 26, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices, One Merrick Avenue, Westbury, New York 11590, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.


                                   By Order of the Board of Directors

                                   Craig Phillips, Secretary

Westbury, New York
April 26, 2004

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.


                   LIFETIME HOAN CORPORATION
                       One Merrick Avenue
                   Westbury, New York  11590

                        PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS

                   To be held on June 8, 2004


                          INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Lifetime Hoan Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on April 26, 2004 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying Proxy shall be mailed to stockholders on or about May 10, 2004.

                          THE MEETING
Voting at the Meeting

     On April 26, 2004, there were 10,901,448 shares of the Company's common stock, $.01 par value (the "Common Stock"), issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders at the Meeting.

      A majority of the Company's outstanding shares of Common Stock represented at the Meeting, in person or by proxy, shall constitute a quorum. Assuming a quorum is present, (1) the affirmative vote of a plurality of the shares so represented is necessary for the election of directors and 2) the affirmative vote of a majority of the shares so represented is necessary to approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company.

Proxies and Proxy Solicitation

      All shares of Common Stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked. If no directions are indicated on such proxies, they will be voted for the election of each nominee named below under "Election of Directors" and for the approval and ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company. If any other matters are properly presented at the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, such stockholder's shares of Common Stock will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

       The  Company  will  bear  the  cost  of  preparing,  printing, assembling and mailing the proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at the request of the Company. In addition to the solicitation of proxies by the use of the mails, officers and other employees of the Company may solicit proxies by telephone without being paid any additional compensation. The Company will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding beneficial ownership of the Common Stock as of April 26, 2004(except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission ("SEC") and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and (d) all Directors, nominees and executive officers as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.
                                                           Percent of
                                                          Outstanding
                                                             Shares
                              Amount and Nature of       Beneficially
Name and Address              Beneficial Ownership         Owned (16)


Jeffrey Siegel (1)               1,319,024(2)                12.1%

Ronald Shiftan (1)                 105,845(3)                 1.0%

Craig Phillips (1)                 939,392(4)                 8.6%

Howard Bernstein (1)                 5,000(5)                 0.0%

Cherrie Nanninga (1)                 5,000(5)                 0.0%

William Westerfield (1)                -0-                    -

Sheldon Misher (1)                     -0-                    -

Robert McNally (1)                 170,372(6)                 1.5%

Bruce Cohen  (1)                 1,084,571(7)                 9.9%

Evan Miller  (1)                    54,871(8)                 0.5%

Robert Reichenbach (1)                 -0-                    -

Larry Sklute (1)                   105,000(9)                 1.0%

Leonard Florence (1)               125,700                    1.2%

Daniel Siegel (1)                  639,733(10)                5.9%

Milton L. Cohen                  1,503,914(11)               13.8%
 133 Everit Avenue
 Hewlett Bay Park, NY  11557
Jodie Glickman                   1,063,067(12)                9.8%
 1233 Beech Street - Unit 35
 Atlantic Beach, NY  11509
Laura Miller                     1,050,550(13)                9.6%
 1312 Harbor Road
 Hewlett Harbor, NY  11598
Tracy Wells                        950,665(14)                8.7%
 30 Wedgewood Drive
 Hopkinton, MA  01748



All Directors and Executive
 Officers as a Group (9 persons) 3,914,775(15)               34.7%



(1) The address of such individuals is c/o the Company, One Merrick Avenue, Westbury, NY 11590.

(2)  Does   not  include  968,423  shares  owned  by  ten   separate
irrevocable trusts for the benefit of Mr. Siegel's children, nieces and nephews. Mr. Siegel, who is not a trustee of the trusts, disclaims beneficial ownership of the shares held by the trusts. Mr. Jeffrey Siegel is the father of Mr. Daniel Siegel and Mrs. Tracy Wells and is a cousin of Mr. Craig Phillips.

(3) Includes 80,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(4) Includes 28,278 shares held by a trust of which Mr. Phillips is a beneficiary and 12,700 shares issuable upon the exercise of options which are exercisable within 60 days.

(5) Includes 5,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(6) Includes 119,157 shares issuable upon the exercise of options which are exercisable within 60 days.

(7) Includes 261,638 shares held in an irrevocable trust of which Mr. Bruce Cohen is the beneficiary. Also includes the following shares,
for  which  Mr. Bruce Cohen disclaims beneficial ownership:   322,276
shares held in an irrevocable trust for the benefit of Mrs. Jodie Glickman, of which Mr. Bruce Cohen and Mrs. Miller are co-trustees, 352,123 shares held in an irrevocable trust for the benefit of Mrs. Laura Miller of which Mr. Bruce Cohen and Mrs. Glickman are co-trustees, and 144,366 shares held in the irrevocable trusts referred to in footnote (8) for the benefit of members of Mr. Bruce Cohen's
immediate family of which Mr. Bruce Cohen is the sole trustee.   Does
not include 50,000 shares issuable upon the exercise of options which are not exercisable within 60 days.

(8) Includes 16,600 shares issuable upon the exercise of options which are exercisable within 60 days. Does not include 50,000 shares issuable upon the exercise of options which are not exercisable within 60 days.

(9) Includes 105,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(10) Amount and Nature of Beneficial Ownership and Percent of Outstanding Shares Beneficially Owned is based on Schedule 13G dated July 24, 2002 filed with the SEC reporting beneficial ownership of securities of the Company held by Mr. Dan Siegel as of December 31, 2002 and subsequent information provided to the Company.

(11) Includes 30,000 shares issuable upon the exercise of options which are exercisable within 60 days. Does not include 10,000 shares issuable upon the exercise of options which are not exercisable within 60 days. Does not include 1,310,070, shares owned by nineteen separate irrevocable trusts for the benefit of Mr. Milton L. Cohen's children, their spouses and his grandchildren. Mr. Milton L. Cohen, who is not a trustee of the trusts, disclaims beneficial ownership of the shares held by the trusts. Mr. Milton L. Cohen is the father of Mr. Bruce Cohen, Mrs. Jodie Glickman and Mrs. Laura Miller and the father-in-law of Evan Miller, who is married to Laura Miller.

(12) Amount and Nature of Beneficial Ownership and Percent of Outstanding Shares Beneficially Owned is based on Schedule 13G dated January 28, 2003 filed with the SEC reporting beneficial ownership of securities of the Company held by Mrs. Jodie Glickman as of December 31, 2002 and subsequent information provided to the Company.

(13) Amount and Nature of Beneficial Ownership and Percent of Outstanding Shares Beneficially Owned is based on Schedule 13G dated January 28, 2003 filed with the SEC reporting beneficial ownership of securities of the Company held by Mrs. Laura Miller as of December 31, 2002 and subsequent information provided to the Company.

(14) Amount and Nature of Beneficial Ownership and Percent of Outstanding Shares Beneficially Owned is based on Schedule 13G dated July 24, 2002 filed with the SEC reporting beneficial ownership of securities of the Company held by Mrs. Tracy Wells as of December 31, 2002 and subsequent information provided to the Company.

(15) Includes 373,457 shares issuable upon the exercise of options which are exercisable within 60 days. Does not include 200,000 shares issuable upon the exercise of options which are not exercisable within 60 days.

(16) Calculated on the basis of 11,269,905 shares of Common Stock outstanding, except that shares underlying options exercisable within 60 days are deemed to be outstanding for purposes of calculating the beneficial ownership of securities owned by the holders of such options.


To the knowledge of the Company, no arrangement exists, the operation of which might result in a change of control of the Company.

                         PROPOSAL NO. 1

                     ELECTION OF DIRECTORS

    A board of nine directors is to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The following nominees have been recommended by the Board of Directors. Each of the nominees (other than Mr. Westerfield and Mr. Misher) are current Directors of the Company. It is the intention of the persons named in the enclosed proxy to vote the shares covered thereby for the election of the nine persons named below, unless the proxy contains contrary instructions:


                                                 Director of the Company
Name             Age         Position           or its Predecessor Since

Jeffrey Siegel    61    Chairman of the Board of              1967
                        Directors, Chief Executive
                        Officer and President.
                        Mr. Siegel has held the position of
                        Chairman of the Board since June 14,
                        2001, the position of
                        Chief Executive Officer since
                        December 8, 2000 and
                        the position of President since 1999.
                        Prior to becoming President, since 1967, Mr. Siegel was Executive Vice
                        President of the Company.

Bruce Cohen       46    Executive Vice President              1998
                        and a Director.  Mr. Bruce
                        Cohen has held the position of
                        Executive Vice President since
                        1999.  Prior to becoming
                        Executive Vice President,
                        since 1991, Mr. Bruce Cohen was
                        Vice President - National Sales Manager
                        of the Company.

Craig Phillips    54    Vice-President - Manufacturing,       1973
                        Secretary and a Director.  Mr. Phillips
                        has held the positions of Vice-President -
                        Manufacturing and Secretary since 1973.

Ronald Shiftan    59    Director.  Mr. Shiftan is a           1991
                        consultant to the Company since
                        October 2002.  From 1998 to 2002,
                        Mr. Shiftan was Deputy Executive
                        Director of The Port Authority of
                        New York and New Jersey.  From 1996
                        to 1998, he was Chairman of Patriot
                        Group, LLC, an investment banking
                        firm.  Mr. Shiftan is a director of
                        the Rumson-Fair Haven Bank & Trust Co.
                        and a trustee of Meridian Health
                        System, Inc.

Howard Bernstein  83    Director.  Mr. Bernstein has been     1992
                        a member of the firm of Cole,
                        Samsel & Bernstein LLC (and its
                        predecessors), certified public
                        accountants, for approximately
                        fifty-one years.

Leonard Florence  72    Director.  Mr. Florence had been      2000
                        Chairman of the Board of Syratech,
                        Inc., a consumer products company,
                        since 1986 through 2003.  From 1986
                        to 2001 Mr. Florence was Chief
                        Executive Officer and President of
                        Syratech,Inc.

Cherrie Nanninga  55    Director.  Ms. Nanninga has been      2003
                        the Chief Operating Officer of the
                        New York Tri-State Region of CB Richard
                        Ellis, Inc., a commercial real estate
                        firm,  since  2002.  Prior  thereto,  Ms.
                        Nanninga served as Deputy Chief Financial
                        Officer and Director of Real Estate for
                        the Port Authority of New York and New
                        Jersey.

William Westerfield 72  Mr. Westerfield is retired from
                        Price Waterhouse LLP, where he was an
                        audit partner from 1965 through 1992.  Mr.
                        Westerfield currently is a member of the Board of Directors and Chairman of the Audit Committees of Gymboree Corp., an international children's apparel retailer, West Marine, Inc., a boating supply retailer. He is also a director of TL Administration
                        (formerly Twinlab Corporation where he also served as Chairman of the Audit Committee).

Sheldon Misher    63    Mr. Misher has since October 2001, been Counsel
                        in the New York office of McCarter & English, a law firm headquartered in Newark, New Jersey.
                        From 1998 to 2001, Mr. Misher was affiliated with
                        Commonwealth Associates, LLP, with respect to its private equity and merchant banking activities and since 2001 has consulted with that entity. Between
                        1972 to 1998, Mr. Misher was a senior partner and member of the executive committee of Bachner, Tally, Polevoy, and Misher, a New York law firm.

     Jeffrey Siegel and Craig Phillips are cousins.


      The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other person or persons as the Board may nominate.

      The Board recommends that stockholders vote FOR the election of the nominated directors, and signed proxies which are returned will be so voted unless otherwise instructed on the proxy card.


INFORMATION CONCERNING THE BOARD OF DIRECTORS OF LIFETIME HOAN

      The directors of the Company are elected annually by the stockholders of the Company. They will serve until the next annual meeting of the stockholders of the Company or until their successors have been duly elected and qualified or until their earlier resignation or removal.

     Directors who are not employees of the Company receive an annual fee of $10,000 plus $1,000 for each meeting of the Board attended. Directors, who are employees of the Company, do not receive compensation for such services. The officers and directors of the Company have entered into indemnification agreements with the Company. In August 2003, each non-employee director received options to purchase 5,000 shares of common stock at an exercise price of $8.55 per share.

      Effective July 1, 2004, Directors who are not employees of the Company will receive an annual fee of $15,000 plus $1,000 for each meeting of the Board attended. Committee chairpersons will receive an additional $5,000 annual fee. Non-employee directors will also receive an annual option to purchase 1,000 shares of common stock.
First time elected non-employee directors will receive an annual option to purchase 5,000 shares of common stock.

      Shareholders who wish to communicate with members of the Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company's principal office, One Merrick Avenue, Westbury, New York 11590. Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetime.hoan.com.

     The Company has adopted a code of conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer and controller) and employees. The Company's Code of Conduct is attached as Appendix A.

      Audit Committee The Audit Committee is presently comprised of directors who are independent, as required by the Audit Committee charter and the listing requirements for The Nasdaq Stock Market, Inc. The current members are Howard Bernstein, Leonard Florence and Cherrie Nanninga. In addition, the Company's Board of Directors has determined that Howard Bernstein is an "audit committee financial expert," as defined by SEC rules. The Audit Committee held four meetings during 2003.

     The Audit Committee, among other things, regularly:

     *  reviews the activities of the Company's independent accountants.
     * evaluates the Company's organization and its internal controls, policies, procedures and practices to determine whether they are reasonably designed to:
        -  provide for the safekeeping of the Company's assets; and
        - assure the accuracy and adequacy of the Company's records and financial statements.
     *  reviews the Company's financial statements and reports.
     * monitors compliance with the Company's internal controls, policies, procedures and practices.
     * undertakes such other activities as the Board from time to time may delegate to it.
     * considers the qualifications of and appoints the independent accountants of the Company.
     * reviews and approves audit fees and fees for non-audit services rendered or to be rendered by the independent accountants, and reviews the audit plan and the services rendered or to be rendered by the independent accountants for each year and the results of their audit for the previous year.


      Compensation Committee The Compensation Committee is comprised of four directors, three of whom are independent. The current members are Ronald Shiftan (Chairman), Cherrie Nanninga, Howard Bernstein and Leonard Florence. The Compensation Committee held one meeting during 2003.

      The Compensation Committee, after consulting with the chief executive officer, establishes, authorizes and administers the
Company's compensation policies, practices and plans for the Company's directors, executive officers and other key personnel. The Compensation Committee advises the Board of Directors regarding directors' and officers' compensation and management development and succession plans. The Compensation Committee is responsible for administering the Company's 2000 Incentive Bonus Compensation. The Compensation Committee also undertakes such other activities as may be delegated to it from time to time by the Board of Directors.

      Stock Option Committee The Stock Option Committee is comprised of three directors. The current members are Jeffrey Siegel (Chairman), Bruce Cohen and Ronald Shiftan. The Stock Option Committee held four meetings during 2003.

      The Stock Option Committee is responsible for administering the Company's 2000 Long-Term Incentive Plan. The Company's 1991 Stock Option Plan and 1996 Incentive Stock Option Plan are administered by the Board of Directors.

      The  Company  does not have a standing nominating committee  or
committee  performing  similar  functions.   Instead,  the  Board  of
Directors as a whole acts as a nominating committee. The Board of Directors believes that it is appropriate for the Company not to have such a committee in view of the fact that the Board has adopted a policy that the Board will not nominate any nominee unless such nominee is approved by a majority of the independent directors of the Board.

     The Board of Directors held five meetings during the fiscal year ended December 31, 2003.

      Each director attended every Board Meeting and every meeting of the committee(s) on which he/she served with.

                       AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors of the Company reviewed and discussed the consolidated financial statements of the Company and its subsidiaries that are set forth in the Company's 2003 Annual Report to Stockholders and at Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, with management of the Company and Ernst & Young LLP, independent accountants for the Company.

     The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of the Company's financial statements.

      The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP that firm's independence from the Company. The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

      Based on the review and discussions with management of the Company and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2003 in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company's 2003 Annual Report to Stockholders.

April 5, 2004

                         The Audit Committee
    Howard Bernstein         Leonard Florence    Cherrie Nanninga

       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Policies and Practices

     The  Board  of  Directors  of  the  Company  (the  "Board")  has
delegated to the Compensation Committee of the Board (the "Committee") primary responsibility for establishing and administering the compensation programs of the Company for its executive officers and other key personnel.

     The Committee annually reviews the Company's executive compensation practices to determine whether the Company's executive compensation practices (a) enable the Company to attract and retain qualified and experienced executive officers and other key personnel,
(b) will motivate executive officers and other key personnel to attain appropriate short-term and long-term performance goals and to manage the Company for sustained long-term growth, and (c) align the interests of executive officers and other key personnel with the interests of the stockholders.

     Section 162(m) of the Internal Revenue Code (the "Code") provides that compensation paid to a public company's chief executive officer and its four other highest paid executive officers in tax years 1994 and thereafter in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. Alternatively, such compensation may be deferred until the executive officer is no longer a covered person under
Section 162(m) of the Code. Any compensation subject to the Section 162(m) limitations will be automatically deferred until the payment of such compensation would be deductible by the Company except in those cases where the Committee determines that nondeductible payments would be consistent with the Company's compensation philosophy and in the best interests of the Company and its stockholders.

Executive Officers' Disclosure

     Each of the executive officers of the Company receives a salary at a level which is commensurate with the responsibility of such individual, and his or her prior experience. In reviewing salaries, the Committee takes into consideration the operating responsibility of each individual, his or her experience in the housewares industry, his or her expertise in overseas purchasing and the amount of time spent abroad. The Committee also examines the impact each individual has on the profitability and future growth of the Company. Such salaries are intended to be comparable to the salaries of other companies of comparable size and nature. Salary reviews are done annually.

     The Company adopted the Lifetime Hoan Corporation 2000 Incentive Bonus Compensation Plan pursuant to which executive officers, and other designated participants, are entitled to bonuses based on performance criteria and targets that are established for an applicable period. The Company also adopted the Lifetime Hoan Corporation 2000 Long-Term Incentive Plan, which permits the granting of options (and other stock based awards) to executive officers and other key personnel of the Company and its subsidiaries.
Chief Executive Officer Disclosure


     The compensation of Jeffrey Siegel, Chairman of the Board of Directors, Chief Executive Officer and President, was governed by the terms of an agreement dated April 6, 2001, which was approved by the Committee and provides, among other things, for an annual base salary of $700,000 in 2001 plus annual increments thereafter based on changes in the Consumer Price Index and an annual bonus pursuant to the Company's Incentive Bonus Compensation Plan. His bonus for 2003 was $576,320.


April 5, 2004

                     The Compensation Committee
                      Ronald Shiftan, Chairman
          Howard Bernstein  Cherrie Nanninga  Leonard Florence


                       EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and President, each of its other four most highly compensated executive officers whose annual compensation for the fiscal year ended December 31, 2003 exceeded $100,000 and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year (the "Named Executive Officers") for the fiscal years ended December 31, 2003, 2002 and 2001:

                                                      Long-Term
                                                    Compensation
                                                        No. of
                                                      Shares of
                                                    Common Stock
                              Annual Compensation    Underlying
    Name and                    <c>         <c>         Stock        All other
Principal Position    Year     Salary      Bonus       Options      Compensation

Jeffrey Siegel        2003   $741,000    $576,320 (2)     --           $6,338 (1)
 Chief Executive      2002   $713,500    $323,000         --           $6,200 (1)
 Officer and          2001   $700,000    $475,579         --              --
 President

Bruce Cohen           2003   $313,424        --         50,000           $536 (1)
 Executive Vice       2002   $304,000     $25,000 (4)     --             $500 (1)
 President            2001   $221,000    $157,962 (5)     --             $306 (1)

Evan Miller           2003   $313,424    $210,375 (3)   50,000           $400 (1)
 Executive Vice       2002   $304,000    $200,000 (4)     --             $379 (1)
 President            2001   $275,000    $239,171 (5)     --             $242 (1)

Robert Reichenbach    2003   $250,000     $84,304 (3)   75,000            --
 Executive Vice       2002   $195,000     $75,000 (4)     --              --
 President            2001   $175,000     $10,000 (5)     --              --

Robert McNally        2003   $240,000     $25,000 (3)     --             $987 (1)
 Vice President       2002   $227,000     $20,000 (4)  150,000           $939 (1)
 Finance, Chief       2001   $222,000     $20,000 (5)     --             $579 (1)
 Financial Officer
 and Treasurer

Larry Sklute          2003   $220,000     $67,224 (3)  100,000            --
 President            2002   $195,018     $35,000 (4)     --              --
 Kitchenware Division 2001   $190,018     $20,000 (5)     --              --

(1) Represents the current dollar value of premiums paid for split dollar life insurance by the Company.

(2) Includes $532,691 earned and paid during 2003 and $43,629 accrued in 2003 and paid in 2004.

(3)  Such amounts were accrued in 2003 and paid in 2004.

(4)  Such amounts were accrued in 2002 and paid in 2003.

(5)  Such amounts were accrued in 2001 and paid in 2002.




Option/SAR Grants in Last Fiscal Year

                   Individual Grants
              No. of Shares
                 of Common      % of Total
                   Stock        Options
                Underlying      Granted to                        Grant Date
                  Options      Employees in  Exercise  Expiration   Present
 Name             Granted      Fiscal Year     Price      Date       Value
Bruce Cohen        50,000         13.51%       $7.72    7/1/2013   $141,500 (a)
Evan Miller        50,000         13.51%       $7.72    7/1/2013   $141,500 (a)
Robert Reichenbach 75,000         20.27%       $7.72    7/1/2013   $212,250 (a)
Larry Sklute      100,000         27.03%       $5.00   1/28/2013   $136,000 (a)

(a) Option values reflect Black-Scholes model output for options. The assumptions used in the models for the grants to Messrs. Cohen, Miller and Reichenbach were an expected volatility of .411, a risk-free rate of return of 3.33%, a dividend yield of 1.87% and an expected option life of 6 years. The assumption used in the model for the grant to Mr. Skulte's was an expected volatility of .399, a risk-free rate of return of 3.47%, a dividend yield of 4.33% and an expected option life of 6 years.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended December 31, 2003 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers as of December 31, 2003:

                                        Number of Shares
                                        of Common Stock
               Shares               Underlying Unexercised        Value of Unexercised
             Acquired on   Value        Options/SARs at          In-The-Money Options/SARS
Name          Exercise   Realized     December 31, 2003          at December 31, 2003 (1)
                                    Exercisable  Unexercisable   Exercisable Unexercisable
Jeffrey Siegel     --         --          --             --            --            --
Robert McNally  23,477    $337,024     134,127           --       $1,421,746         --
Bruce Cohen        --         --          --          50,000           --         $459,000
Evan Miller        --         --        26,600        50,000        $265,358      $459,000
Robert Reichenbach --         --          --          75,000           --         $688,500
Larry Sklute    112,222   $262,127     105,000           --       $1,247,000         --

(1) Calculated based on the difference between the closing sale price of the Common Stock, as reported on the Nasdaq National Market on December 31, 2003 ($16.90 per share), and the exercise price of each option multiplied by the number of shares of Common Stock underlying such option.

                        PERFORMANCE GRAPH

       The following graph compares the cumulative total return on the Company's Common Stock with the Nasdaq Market Value Index and the Housewares Index - Media General Industry Group. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of the possible future performance of the Company's Common Stock.

                    LIFETIME HOAN CORPORATION

 Cumulative Total Stockholder Return for the Period December 31, 1998 through December 31, 2003. 2

                                   Nasdaq
                      Lifetime     Market    Housewares
            Date        Hoan       Index       Index
          12/31/98     100.00      100.00      100.00
          12/31/99     55.47       176.37       82.35
          12/31/00     79.23       110.86       68.95
          12/31/01     68.18        88.37       80.46
          12/31/02     56.45        61.64       86.52
          12/31/03     206.80       92.68       74.75

_______________________________
2 Assumes $100 invested on December 31, 1997 and assumes dividends reinvested. Measurement points are at the last trading day of each of the fiscal years ended December 2002, 2001, 2000, 1999 and 1998. The material in this chart is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, whether or not made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing. A list of the companies included in the housewares index will be furnished by the Company to any stockholder upon written request to the Vice President, Finance and Treasurer of the Company.

 Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      Effective as of April 6, 2001, Mr. Jeffrey Siegel entered into a new employment agreement with the Company that provides that the Company will employ him as its President and Chief Executive Officer for a term commencing on April 5, 2001, and as its Chairman of the Board commencing immediately following the 2001 Annual Meeting of stockholders, and continuing until April 6, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Siegel as provided in the agreement. The agreement provides for an annual salary of $700,000 with annual increments based on changes in the Consumer Price Index and for the payment to him of bonuses pursuant to the Company's Incentive Bonus Compensation Plan. The agreement also provides for, among other things, standard fringe benefits, such as disability benefits and insurance, and an accountable expense allowance. The agreement further provides that if the Company is merged or otherwise consolidated with any other organization and as a result control of the Company changes or substantially all of the assets of the Company are sold or any person or persons acquire 50% or more of the outstanding stock of the Company, which is followed by:
 (i) the termination of Mr. Siegel's employment by the Corporation other than in certain circumstances, (ii) the appointment of a person other than him to serve as President or Chief Executive Officer of the Corporation, or the diminution of his duties, responsibilities or powers, (iii) a reduction in aggregate amount of compensation and other benefits received by him (other than a reduction of benefits made for employees generally), or (iv) the transfer of his principal place of employment to a location other than within a thirty mile radius of Westbury, New York, the Company would be obligated to pay to him or his estate the base salary required pursuant to the employment agreement for the balance of the term. The employment agreement also contains restrictive covenants preventing Mr. Siegel from competing with the Company during the term of his employment and for a period of five years thereafter. Effective as of January 1, 2001, the employment agreement was amended to provide that the pre-tax income of the Company upon which Mr. Siegel's bonuses would be based would be determined by the committee responsible for administering and interpreting the Company's Incentive Bonus Compensation Plan.

       Effective as of July 1, 2003, Mr. Evan Miller entered into a new employment agreement with the Company that provides that the Company will employ him as an Executive Vice President and President of Sales for a term commencing on July 1, 2003 and continuing until July 31, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Miller as provided in the agreement. The agreement provides for an initial annual salary of $313,424 along with payment of bonuses pursuant to the employment agreement. The agreement also provides for, among other things, standard fringe benefits, such as disability benefits and insurance, and an accountable expense allowance.

       Effective as of July 1, 2003, Mr. Bruce Cohen entered into a new employment agreement with the Company that provides that the Company will employ him as an Executive Vice President and President of Outlet Retail Stores, Inc. for a term commencing on July 1, 2003 and continuing until June 30, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Cohen as provided in the agreement. The agreement provides for an initial annual salary of $313,424 along with payment of bonuses pursuant to the employment agreement. The agreement also provides for, among other things, standard fringe benefits, such as disability benefits and insurance, and an accountable expense allowance.

       Effective as of July 1, 2003, Mr. Robert McNally entered into a new employment agreement with the Company that provides that the Company will employ him as Vice President - Finance, Treasurer and Chief Financial Officer for a term commencing on July 1, 2003 and continuing until July 31, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. McNally as provided in the agreement. The agreement provides for an initial annual salary of $240,000 along with payment of bonuses pursuant to the employment agreement. The agreement also provides for, among other things, standard fringe benefits, such as disability benefits and insurance, and an accountable expense allowance.

       Effective as of July 1, 2003, Mr. Robert Reichenbach entered into a new employment agreement with the Company that provides that the Company will employ him as an Executive Vice President and President of the Cutlery, Bakeware and Home Entertaining divisions for a term commencing on July 1, 2003 and continuing until June 30, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Reichenbach as provided in the agreement. The agreement provides for an annual salary of $250,000 in 2003, $300,000 in 2004 and $350,000 in 2005
 provided that the Company's Diluted Earnings Per Share in 2004 is greater than 2003. His 2006 base salary shall increase in proportion to the increase, if any, in the Company's Diluted Earnings Per Share for 2005 compared to 2004 with a limit on the potential salary increase at $50,000. Mr. Reichenbach is also eligible for payment of bonuses pursuant to the employment agreement. The agreement also provides for, among other things, standard fringe benefits, such as disability benefits and insurance, and an accountable expense allowance.

       Effective as of July 1, 2003, Mr. Larry Sklute entered into a new employment agreement with the Company that provides that the Company will employ him as President of the Kitchenware Division for a term commencing on July 1, 2003 and continuing until July 31, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Sklute as provided in the agreement. The agreement provides for an initial annual salary of $220,000 along with payment of bonuses pursuant to the employment agreement. The agreement also provides for, among other things, standard fringe benefits, such as disability benefits and insurance, and an accountable expense allowance.

 Limitation on Directors' Liability

      The Company's Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director for monetary damages other than for breaches of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit.

       The Company has entered into indemnification agreements with each of its officers and directors which provide that the Company will indemnify the indemnitee against expenses, including reasonable attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of the performance of his or her duties as an officer, director, employee or agent of the Company. Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.

CERTAIN TRANSACTIONS

     On April 6, 1984, the Company, pursuant to its 1984 Stock Option Plan, which has since been terminated, issued options to Messrs. Milton L. Cohen, Jeffrey Siegel and Craig Phillips, officers and directors of the Company. On December 17, 1985, these individuals exercised their options and the following table reflects the respective numbers of shares issued (the "Option Shares"), the aggregate purchase price, average price per share and method of payment.

                Number of
                Shares of    Aggregate   Average  Method of Payment
               Common Stock   Purchase  Price per   <c>       <c>
 Name             Issued       Price      Share    Cash      Notes

Milton L. Cohen  1,713,204    $469,120    $0.27  $46,912    $422,208
Jeffrey Siegel   1,390,860     382,720     0.27   38,272     344,448
Craig Phillips     519,334     149,120     0.27   14,912     134,208
Total            3,623,398  $1,000,960          $100,096    $900,864

      The promissory notes issued by Messrs. Milton L. Cohen, Jeffrey Siegel and Craig Phillips all bear interest at the rate of 9% per annum, are secured by the individuals' respective Option Shares and were originally due and payable on December 17, 1995. From time to time the due dates of the notes have been extended and, in December 2000, the Company extended the due dates of each of the notes to December 31, 2005. The interest has been paid each year when due.

     As of April 6, 2001, the promissory note issued by Mr. Milton L. Cohen was canceled and replaced by a new promissory note in the principal amount of $855,777 (representing the principal amount of $422,208 of the promissory note referred to above and $433,569 of other outstanding loans owing by Mr. Milton L. Cohen to the Company) bearing interest at the rate of 4.85% per annum, payable in twenty equal quarterly installments (principal and interest combined) of $48,404 on the last day of June, September, December and March of each year commencing June 30, 2001. As of December 31, 2003, Mr. Milton L. Cohen owed $453,270 on the promissory note.

      Mr. Cohen and the Company entered into a consulting agreement dated as of April 6, 2001 pursuant to which the Company retained Mr. Cohen as a consultant to the Company for a period of 5 years. Pursuant to this consulting agreement, the Company pays to Mr. Cohen a fee of $440,800 per year, payable in equal monthly installments of $36,733.33. Pursuant to the terms of this consulting agreement, effective April 6, 2001, the Company granted to Mr. Cohen an option to purchase 40,000 shares of Common Stock of the Company.

      Mr. Jeffrey Siegel, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, had an outstanding loan, due to overadvances of bonuses in years 1999 and 2000. The outstanding loan balance of $94,054 at December 31, 2002 was fully repaid by Mr. Siegel during 2003.

     On October 1, 2002 the Company entered into a consulting agreement with Ronald Shiftan, a director of the Company. The term of this consulting agreement is a one year period, which automatically renews for additional one year periods unless either party terminates this consulting agreement by providing written notice of such termination to the other party thereto at least thirty days prior to the expiration of the initial or additional term then in effect. Compensation is paid to Mr. Shiftan under this consulting agreement at a rate of $30,000 per month.



                           PROPOSAL NO. 2

       APPROVAL AND RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to stockholder approval and ratification, the Audit Committee reappointed the firm of Ernst & Young LLP as the independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2004. Ernst & Young LLP has audited the Company's financial statements since 1984.

     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted service provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

     In addition to rendering audit services during 2003, Ernst & Young LLP performed other non-audit services for the Company and its subsidiaries. Audit fees for 2003 were $253,000 and tax fees, which included tax preparation and consulting services for 2003, were $84,940. There were no services rendered or fees incurred during 2003 for financial information systems design and implementation.

     In making its appointment, the Audit Committee reviewed past audit results and other non-audit services performed during 2003. In selecting Ernst & Young LLP, the Audit Committee carefully considered their independence. The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young LLP.

     Ernst & Young LLP has confirmed to the Audit Committee that they are in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

     If  the stockholders do not approve and ratify this appointment,
other   independent  auditors  will  be  considered  by   the   Audit
Committee.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions of stockholders.

      The Audit Committee recommends that stockholders vote FOR the approval and ratification of the appointment of Ernst & Young, LLP.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2003, to the best of the Company's knowledge, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of Forms 3, 4 and 5 provided to the Company.

STOCKHOLDER PROPOSALS

     A stockholder proposal intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before January 7, 2005, to be included in the Company's proxy statement and proxy relating to that meeting.

OTHER MATTERS

     The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgement of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

      Financial statements for the Company are included in the Annual Report of the Company for the fiscal year ended December 31, 2003 which accompanies this Proxy Statement.

      Upon the written request of any person who on the record date was a record owner of Common Stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of Common Stock of the Company, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for this report should be directed to Robert McNally, Vice President Finance, Treasurer and Chief Financial Officer, Lifetime Hoan Corporation, One Merrick Avenue, Westbury, New York 11590.


                               By Order of the Board of Directors,


                                   Craig Phillips, Secretary

Dated:  April 26, 2004

                              APPENDIX A

                      LIFETIME HOAN CORPORATION

                           CODE OF CONDUCT


     The reputation and integrity of Lifetime Hoan, its subsidiaries and its affiliates (the "Company") are valuable assets that are vital to the Company's success. Each employee of the Company, including each of the Company's officers, is responsible for conducting the Company's business in a way that demonstrates a commitment to the highest standards of integrity. No Code of Conduct can replace the thoughtful behavior of an ethical employee. The purpose of this Code is to focus employees on areas of ethical risk, provide guidance to help employees recognize and deal with ethical issues, provide mechanisms for employees to report unethical conduct, and foster among employees a culture of honesty and accountability. Dishonest or unethical conduct or conduct that is illegal, will constitute a violation of this Code, regardless of whether such conduct is specifically referenced herein.


     The Company's Board of Directors is ultimately responsible for the implementation of the Code of Conduct. The Board has designated
Jeffrey Siegel, the Company's Chief Executive Officer, and Robert McNally, the Company's Chief Financial Officer, or their respective successors in these capacities, to be the compliance officers (the "Compliance Officers") for the implementation and administration of the Code.


     Questions regarding the application or interpretation of the Code of Conduct are inevitable. Employees should feel free to direct questions to either Compliance Officer. In addition, employees who observe, learn of, or, in good faith, suspect a violation of the Code, must immediately report the violation to one of the Compliance Officers, or to the Audit Committee of the Board of Directors.


Employees who report violations or suspected violations in good faith will not be subject to retaliation of any kind. Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible. A violation of the Code of Conduct may result in disciplinary action, up to and including, termination of employment.


     Requests for a waiver of a provision of the Code of Conduct must be submitted in writing to a Compliance Officer for appropriate review, and a Compliance Officer, director or appropriate Board committee wi11 decide the outcome. For conduct involving an officer or Board member, only the Board of Directors or the Audit Committee of the Board, have the authority to waive a provision of the Code. The Audit Committee must review and approve any "related party" transaction as defined in Item 404(a) of Regulation S-K before it is consummated. In the event of an approved waiver involving the conduct of an officer or Board member, appropriate disclosure must be made to the Company's stockholders as and to the extent required by listing standards or any other regulation. Statements in the Code of Conduct to the effect that certain actions may be taken only with "Company approval" will be interpreted to mean that appropriate officers or Board directors must give prior written approval before the proposed action may be undertaken.


     This Code of Conduct should be read in conjunction with the Company's other policy statements.



     Employees will receive periodic training on the contents and importance of the Code of Conduct and related policies and the manner in which violations must be reported and waivers must be requested. Each employee of the Company will be asked to certify on an annual basis that he/she is in full compliance with the Code of Conduct and related policy statements. See Appendix A.




1~NV/9542.1

I.   Violations of Law

     A variety of laws apply to the Company and its operations, and some carry criminal penalties These laws include banking regulations, securities laws, and state laws relating to duties owed by corporate directors and officers. Examples of criminal violations of the law include: stealing, embezzling, misapplying corporate or bank funds, using threats, physical force or other unauthorized means to collect money; making a payment for an expressed purpose on the Company's behalf to an individual who intends to use it for a different purpose; or making payments, whether corporate or personal, of cash or other items of value that are intended to influence the judgment or actions of political candidates, government officials or businesses in connection with any of the Company's activities. The Company must and will report all suspected criminal violations to the appropriate authorities for possible prosecution, and will investigate, address and report, as appropriate, non-criminal violations.


II.  Conflicts of Interest

     A conflict of interest can occur or appear to occur in a wide variety of situations. Generally speaking a conflict of interest occurs when an employee's or an employee's immediate family's personal interest interferes with, has the potential to interfere with. or appears with the interests or business of the Company. For example, a conflict of interest could arise that makes it difficult for an employee to perform corporate duties objectively and effectively where he/she is involved in a competing interest. Another such conflict may occur where an employee or a family member receives a gift,(1) a unique advantage or an improper personal benefit as a result of the employee's position at the Company. Because a conflict of interest can occur in a variety of situations, you must keep the foregoing general principle in mind in evaluating both your conduct and that of others.


__________

1 Acceptance of gifts in the nature of a memento, e.g. a conference gift or other inconsequential gift, valued at less than one hundred dollars ($100), is permitted.

1-NV/9542.1


     Employees are prohibited from trading in securities while in possession of material inside information. Among other things, trading while in possession of material inside information can subject the employee to criminal or civil penalties. The Company's policy on insider trading is incorporated by reference into this Code.



Outside Activities/Employment
     Any outside activity, including employment, should not significantly encroach on the time and attention employees devote to their corporate duties, should not adversely affect the quality or quantity of their work, and should not make use of corporate equipment, facilities, or supplies, or imply (without the Company's approval), the Company's sponsorship or support. In addition, under no circumstances are employees permitted to compete with the Company, or take for themselves or their family members business opportunities that belong to the Company that are discovered or made available by virtue of their positions at the Company. Employees are prohibited from taking part in any outside employment without the Company's prior approval.



Civic/Political Activities
     Employees are encouraged to participate in civic, charitable or political activities so long as such participation does not encroach on the time and attention they are expected to devote to their company-related duties. Such activities are to be conducted in a manner that does not involve the Company or its assets or facilities, and does not create an appearance of Company involvement or endorsement.



Loans to Employees
     The Company will not make loans or extend credit guarantees to or for the personal benefit of officers, except as permitted by law. Loans or guarantees may be extended to other employees only with Company approval.



III. Fair Dealing

     Each employee should deal fairly and in good faith with the Company's customers, suppliers, regulators, business partners, and others. No employee may take unfair advantage of anyone through manipulation, misrepresentation, inappropriate threats, fraud, abuse of confidential information, or other related conduct.


IV.  Proper Use of Company Assets

     Company assets, such as information, materials, supplies, time, intellectual property, facilities, software, and other assets owned or leased by the Company, or that are otherwise in the Company's possession, may be used only for legitimate business purposes. The personal use of Company assets, without Company approval, is prohibited.


V.   Delegation of Authority

     Each employee, and particularly each of the Company's officers, must exercise due careto ensure that any delegation of authority is reasonable and appropriate in scope, and includes appropriate and continuous monitoring. No authority may be delegated to employees whom the Company has reason to believe, through the exercise of reasonable due diligence, may have a propensity to engage in illegal activities.

VI.  Handling Confidential Information

     Employees should observe the confidentiality of information that they acquire by virtue of their positions at the Company, including information concerning customers, suppliers, competitors, and other employees, except where disclosure is approved by the Company or otherwise legally mandated. Of special sensitivity is financial information, which should under all circumstances be considered confidential except where its disclosure is approved by the Company, or when it has been publicly available in a periodic or special report for at least two business days.



VII. Handling of Financial Information

     Federal law requires the Company to set forth guidelines pursuant to which senior financial employees perform their duties. Employees subject to this requirement include the principal financial officer, controller or principal accounting officer, and any person who performs a similar function. However, the Company expects that all employees who participate in the preparation of any part of the Company's financial statements follow these guidelines.

* Act with honesty and integrity, avoiding actual or apparent conflicts of interest with the Company in personal and professional relationships.

* Provide the Company's other employees, consultants, and advisors with information that is accurate, complete, objective, relevant, timely and understandable.

* Endeavor to ensure full, fair, timely, and understandable disclosure in the Company's periodic reports.

* Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

*  Act in good faith, responsibly, and with due care,
   competence and   diligence, without misrepresenting material
   facts or allowing your independent judgment to be subordinated.

*  Respect the confidentiality of information acquired in
   the course of your work except where you have Company approval or where disclosure is otherwise legally mandated.
   Confidential information acquired in the    course of your
   work will not be used for personal advantage.

* Share and maintain skills important and relevant to the Company's needs.

* Proactively promote ethical behavior among peers in your work environment.

*  Achieve responsible use of and control over all assets
   and resources   employed or entrusted to you.

* Record or participate in the recording of entries in the Company's books and records that are accurate to the best of your knowledge.

The forgoing are set as guidelines for financial employees, but are, in fact statements of mandatory conduct.

     VIII. Implementation and General Issues

           A. It is the responsibility of each Company manager to ensure compliance with the Code.

           B. The Company's outside independent auditors shall call to the attention of the Chief Executive Officer, the Chief Financial Officer and the Audit Committee of the Company, any information disclosed as a result of any of their audits that indicates a violation of the Code.

           C. A copy of the Code will be circulated to all employees, and each employee shall annually and, in the case of newly hired employees, upon their hiring or, in the case of employees employed by a company acquired by the Company, upon the acquisition of such company, file a report of compliance with the Chief Executive Officer and the Chief Financial Officer of the Company. Each of the Chief Executive Officer and the Chief Financial Officer of the Company shall file a report of compliance with the Board of Directors of the Company. See Appendix A. The failure to timely complete and file a report of compliance, as well as a falsely completed report of compliance, will be grounds for termination of employment.




Dated: March 25, 2004

                             APPENDIX A

                        REPORT OF COMPLIANCE





                                                        April 26,2004



Chief Executive Officer and Chief Financial Officer
Lifetime Hoan Corporation
One Merrick Avenue
Westbury, NY 11590

Dear Sirs:

     I have read the Company's Code of Conduct dated March 25, 2004, have retained a copy for my guidance, and agree to be bound thereby.

     I hereby declare that during the past twelve months and at present:

     (1) I have been and am in full compliance with the Company's Code of Conduct dated March 25, 2004 (indicate below any exceptions), and

     (2) To the best of my knowledge, all members of my family and all employees reporting to me are in full compliance with the same (indicate below any exceptions).

                                             _____________________
                                             Signature


                                             _____________________
                                             Printed Name


                                             _____________________
                                             Position